Exhibit 99.5

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

SHOULDERUP TECHNOLOGY ACQUISITION CORP.

125 Townpark Drive, Suite 300
Kennesaw, GA 30144

SPECIAL MEETING OF SHOULDERUP TECHNOLOGY ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING

TO BE HELD ON               , 2024.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated            , 2024, in connection with the special meeting (the “Stockholder Meeting”) of ShoulderUp Technology Acquisition Corp. (“SUAC”) to be held at a.m. Eastern Time on            , 2024, via a virtual meeting, and hereby appoints                        and           , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all common stock of SUAC registered in the name provided, which the undersigned is entitled to vote at the Stockholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2,3,4,5,6 and 7.

Proposal No. 1—The Business Combination Proposal— To consider and vote upon a proposal to adopt and approve the Business Combination Agreement, dated as of March 18, 2024 (as it may be further amended, restated, modified and/or supplemented from time to time, the “Business Combination Agreement”), entered into by and among SUAC, CID HoldCo, Inc. , a Delaware corporation and wholly-owned subsidiary of SUAC (“Holdings”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, SEI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings, and SEE ID, Inc., a Nevada corporation, and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Organization Document Proposal— To approve and adopt the amended and restated certificate of incorporation of Holdings (the “Proposed Holdings Charter”), which, if approved, would take effect upon the closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Holdings Charter, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as three sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”).

•      Proposal No. 3A— to establish Holdings’ capital structure, authorizing (i) [10,000,000] shares of Preferred Stock, par value $0.0001 per share, and (ii) [290,000,000] shares of Holdings Common Stock, par value $0.0001 per share;

•      Proposal No. 3B— to classify the directors into three classes designated as Class I, Class II and Class III, and to provide that the members of the board of directors of Holdings be elected serve as Class I, Class II and Class III directors to serve staggered terms until the first, second and third annual meeting of the stockholders of Holdings, respectively, held after the amendment and restatement of Holdings’ Charter, which annual meetings of stockholders shall be held at such date and time and at such place, if any, within or outside the State of Delaware as may be fixed by the board of directors of Holdings. Each elected director shall hold office until the third annual meeting following such director’s election or until his successor shall be elected and duly qualified, or his earlier death, resignation, retirement, disqualification or removal from office; and

•      Proposal No. 3C—to provide that unless Holdings consents in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on Holdings’ behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of Holdings’ directors, officers, employees or agents or Holdings’ stockholders, (3) any action asserting a claim against Holdings or any director or officer arising pursuant to any provision of the DGCL, the Proposed Holdings Charter or the Proposed Holdings Bylaws, or (4) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—The Nasdaq Proposal— To approve and adopt for purposes of complying with Nasdaq Capital Market rules, the issuance of shares of Holdings Common Stock and the Holdings Public Warrants in connection with the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The NTA Proposal—To approve and adopt amendments to the second amended and restated certificate of incorporation of SUAC (as amended, the “Existing SUAC Charter”), which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by SUAC, prior to the consummation of the proposed Business Combination, to remove from the Existing SUAC Charter (i) the limitation on share repurchases prior to the consummation of a business combination that would cause SUAC’s net tangible assets (“NTA”) to be less than $5,000,001 following such repurchases, and (ii) the limitation that SUAC shall not consummate a business combination if it would cause SUAC’s NTA to be less than $5,000,001 either immediately prior or subsequent to the consummation of such business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—The Equity Incentive Plan Proposal—To approve and adopt a proposal to approve and adopt the CID HoldCo Inc. 2024 Equity Incentive Plan (the “Equity Incentive Plan”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—The Adjournment Proposal—To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Conditions Precedent Proposals, the Advisory Charter Proposals, the Nasdaq Proposal, the NTA Proposal or Equity Incentive Plan Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:___________________________, 2024 (Signature) (Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO BROADRIDGE. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND, IF PRESENTED, PROPOSAL 7, AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.